Exhibit 99.3

DXP Enterprises, Inc. Unaudited Pro Forma Condensed Combined Balance Sheet June 30, 2007 (in thousands)
	DXP	Precision	Pro Forma	Pro Forma
	6/30/2007	6/25/2007	Adjustments	Combined
Assets
Current Assets:
Cash	$ 15,622	$ 318	$(12,011)(a)(b)	$ 3,929
Accounts receivable, net	46,558	25,705	-	72,263
Inventory, net	37,022	40,196	-	77,218
Prepaid expenses and other current assets	1,235	2,787	(95)(a)	3,927
Deferred income taxes	784	-	-	784
Total current assets	101,221	69,006	(12,106)	158,121
Property & equipment, net	10,508	15,742	(9,347) (a)	16,903
Other assets:
Goodwill	18,561	-	42,474(d)	61,035
Other intangible assets, net	11,538	-	22,544(e)	34,082
Other non current assets	296	6,625	(6,498) (a)	423
Total assets	$ 142,124	$ 91,373	$ 37,067	$270,564

Liabilities & Shareholders' Equity
Current liabilities:
Trade accounts payable and cash overdraft	$ 22,118	$ 24,311	$ -	$ 46,429
Accrued expenses and other current liabilities	16,424	2,634	52(k)	19,110
Current portion of long term debt	2,318	1,718	(1,718) (b)	2,318
Total current liabilities	40,860	28,663	(1,666)	67,857
Long term debt	8,131	55,735	43,417 (b)	107,283
Minority interest in consolidated subsidiary	12	-	-	12
Deferred income taxes	2,258	-	2,291 (c)	4,549

Total liabilities	51,261	84,398	44,042	179,701

Shareholders' equity	90,863	6,975	(6,975)(f)	90,863

Total liabilities & stockholders' equity	$142,124	$ 91,373	$ 37,067	$270,564

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DXP Enterprises, Inc. Unaudited Pro Forma Condensed Combined Statement of Income For the Six Months Ended June 30, 2007 (in thousands, except per share amounts)
	Six Months Ended
	DXP Enterprises, Inc. June 30, 2007	Precision Industries, Inc. June 25, 2007	Pro Forma Adjustments	Pro Forma Combined
Sales	$ 168,954	$ 138,246	$ (23)(a)	$ 307,177
Cost of sales	119,506	104,503	-	224,009
Gross profit	49,448	33,743	(23)	83,168
Selling, general and administrative expense	35,811	28,669	(623)(a) (g)	63,857
Intangible asset amortization	836	-	1,494(h)	2,330
Operating income	12,801	5,074	(894)	16,981
Other income	99	14	(14)(a)	99
Interest expense	(1,107)	(2,236)	(1,428)(i)	(4,771)
Minority interest	-	27	(27) (a)	-
Income before taxes	11,793	2,879	(2,363)	12,309
Provision for income taxes	4,649	-	207(j)	4,856
Net income	7,144	2,879	(2,570)	7,453
Preferred stock dividend	(45)	-	-	(45)
Net income attributable to common shareholders	$ 7,099	$ 2,879	$ (2,570)	$ 7,408

Basic income per share	$1.32			$1.38
Weighted average common shares outstanding	5,366			5,366
Diluted income per share	$1.20			$1.26
Weighted average common and common equivalent shares outstanding	5,936			5,936
See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DXP Enterprises, Inc. Unaudited Pro Forma Condensed Combined Statement of Income For Year Ended December 31, 2006 (in thousands, except per share amounts)
	Fiscal Year Ended
	DXP Enterprises December 31, 2006	Precision Industries, Inc. December 27, 2006	Pro Forma Adjustments	Pro Forma Combined
Sales	$ 279,820	$ 297,340	$ (46) (a)	$ 577,114
Cost of sales	201,198	225,608	-	426,806
Gross profit	78,622	71,732	(46)	150,308
Selling, general and administrative expense	57,406	63,414	(1,396)(a) (g)	119,424
Intangible asset amortization	538	-	2,988(h)	3,526
Operating income	20,678	8,318	(1,638)	27,358
Other income	651	159	(159)(a)	651
Interest expense	(1,943)	(4,201)	(2,673)(i)	(8,817)
Minority interest	18	(268)	268 (a)	18
Income before taxes	19,404	4,008	(4,202)	19,210
Provision for income taxes	7,482	-	(78)(j)	7,404
Net income	11,922	4,008	(4,124)	11,806
Preferred stock dividend	(90)	-	-	(90)
Net income attributable to common shareholders	$ 11,832	$ 4,008	$ (4,124)	$ 11,716

Basic income per share	$2.34			$2.34
Weighted average common shares outstanding	5,063			5,063
Diluted income per share	$2.08			$2.08
Weighted average common and common equivalent shares outstanding	5,732			5,732
See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DXP Enterprises, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1.  Basis of Presentation

On September 10, 2007 DXP Enterprises, Inc. (“DXP” or the “Company”) acquired all of the outstanding common stock of Precision Industries, Inc. (“Precision”) for approximately $110 million (including estimated acquisition costs) subject to certain post-closing purchase price adjustments.  DXP funded the purchase price with cash on hand and proceeds from a new credit facility, which was closed simultaneously with the acquisition.

The unaudited pro forma condensed combined balance sheet has been prepared assuming the acquisition occurred as of June 30, 2007.  The unaudited pro forma condensed consolidated statements of income have been prepared assuming the acquisition occurred as of the beginning of the periods presented.

For the pro forma condensed combined balance sheet, the $110 million purchase price, including an estimate of costs incurred by the Company directly as a result of the acquisition, has been allocated based on management’s preliminary estimate of the fair values of assets acquired and liabilities assumed as of September 10, 2007.  The purchase price allocation is considered preliminary, particularly as it relates to the final valuation of certain identifiable intangible assets and there could be significant adjustments when the valuation is finalized.  The preliminary estimate of the purchase price allocation is as follows (in millions).

Total current assets	$ 66.1
Intangible assets	22.5
Goodwill	42.5
Property, plant and equipment, net	6.1
Other assets	1.4
Total liabilities	(28.6)
Total purchase price, including transaction costs	$110.0

The acquired intangible assets consist primarily of customer relationships ($21.7 million) and non-compete agreements ($0.8 million).  These intangible assets will be amortized over 8 years and 3 years, respectively, using the straight-line method.

The accompanying unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of DXP and Precision, including DXP’s annual report on Form 10-K for the year ended December 31, 2006 and DXP‘s quarterly reports on Form 10-Q for the periods ended June 30, 2007 and September 30, 2007.

Note 2.  Pro Forma Adjustments

Note:  All pro forma adjustments are preliminary.

(a)
These adjustments are made to eliminate revenues, expenses (including selling shareholder expenses of $2.8 million for the year ended December 27, 2006 and $1.2 million for the six months ended June 25, 2007), assets and liabilities of Precision operations and activities which were not acquired or will not be continued.  Financial Accounting Standards Board Interpretation No. 46R, Consolidation of Variable Interest Entities (“VIEs”) required Precision to consolidate various variable interest entities in its consolidated financial statements.  These VIEs were not acquired by DXP and are eliminated in these unaudited pro forma condensed combined financial statements.

These adjustments include the following:

June 30, 2007 Unaudited Pro Forma Condensed Combined Balance Sheet

Cash - $(206) – Eliminate VIE cash.

Prepaid expenses - $(95) – Eliminate assets not acquired.

Property & Equipment - $(5,802) – Eliminate VIE assets, $(3,545) – Eliminate property not acquired.

Other non current assets - $(6,498) – Eliminate property not acquired.

Unaudited Pro Forma Condensed Combined Statement of Income for the Six Months Ended June 30, 2007

Sales - $(23) – Eliminate VIE revenues.

Selling, general and administrative expense - $(1,184) – Eliminate selling shareholder expenses which will not be ongoing.

Other income - $(14) – Eliminate VIE interest income.

Minority interest - $(27) – Eliminate VIE minority interest.

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2006

Sales - $(46) – Estimate VIE revenues.

Selling, general and administrative expense - $(2,863) – Eliminate selling shareholder expenses which will not be ongoing.

Other income – $(159) – Eliminate VIE interest income.

Minority interest - $268 – Eliminate VIE minority interest.

(b)
DXP used cash on hand and borrowings under its new credit facility to fund the $110 million purchase price, including estimated transaction costs.  All existing Precision long-term debt was paid off by Precision simultaneous with the acquisition.

(c)	This adjustment is made to reflect the effect of an estimated $5.8 million difference between book and tax basis of assets acquired.

(d)	This adjustment is made to reflect incremental goodwill arising from the acquisition of Precision based upon the preliminary purchase allocation, including estimated transaction costs.

(e)	This adjustment is made to reflect the estimated fair value of intangibles at the acquisition date.

(f)	This adjustment is made to eliminate Precision’s historical shareholders’ equity.

(g)
Includes compensation expense related to $1.9 million of restricted stock awarded to employees of Precision at the acquisition date which is being expensed using the straightline method over five years.

(h)	This adjustment records the amortization of estimated intangible assets over 8 years for customer relationships and 3 years for non-compete agreements.

(i)
This adjustment is made to eliminate Precision’s historical interest expense and record additional interest expense associated with the $110 million (including estimated acquisition costs) used to acquire Precision as if the acquisition had been completed as of the beginning of the period presented.  The assumed interest rate is libor plus 1.25%, plus amortization of financing costs.

(j)	This adjustment is made to record estimated income tax expense for the effect of the pro forma acquisition of Precision using the estimated incremental tax rate.

(k)	This adjustment is made to accrue acquisition related expenses.